UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2006 (July 21, 2006)
AMICAS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Guest Street, Boston, MA		02135

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 617-779-7878
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On July 21, 2006, the Board of Directors (the “Board”) of AMICAS, Inc. (the “Company”) amended and restated the Company’s non-employee director compensation plan effective immediately. Only the Company’s non-employee directors are eligible to participate in the plan.
Cash Payments
     Beginning September 15, 2006, each non-employee director will be paid $7,500 per calendar quarter of such director’s service as a non-employee director. In addition, the chairperson of the Audit Committee will be paid $2,500 per calendar quarter; each of the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee and each member of the Audit Committee will be paid $1,000 per calendar quarter; and the Lead Director will be paid $500 per calendar quarter.
     For attendance at each in-person Board meeting, other than the Company’s regularly scheduled quarterly Board meetings, each non-employee director shall receive a payment of $2,000.
Directors Stock Option Plan
     The terms of the Company’s Directors Stock Option Plan (the “Director Plan”) remain in effect. Under the Director Plan each director who is not an employee of the Company or its subsidiaries, at the time he or she is first appointed or elected to the Board, shall receive an option to purchase 10,000 shares of the Company’s common stock. On each anniversary of such director’s service on the Board, each such non-employee director shall receive an additional grant of an option to purchase 2,500 shares of common stock pursuant to the Director Plan.
One-Time Stock Option Grants from the Director Plan
     On July 21, 2006, the Company’s Board approved the July 21, 2006 grant to Lisa W. Zappala and Phillip M. Berman, pursuant to the Director Plan, of a one-time grant of an option to purchase 10,000 shares of the Company’s common stock with a per share exercise price equal to the per share closing price of the Company’s common stock as quoted on The Nasdaq Global Market on July 20, 2006.
2006 Stock Incentive Plan
     On the date of his or her initial election or appointment to the Board, each non-employee director shall receive under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) restricted shares of the Company’s common stock in an amount equal to $15,000 divided by the per share closing price of the Company’s common stock as quoted on The Nasdaq Global Market on the date of grant, provided, however, that in the event of an appointment of a non-employee director, such grant shall be made on a pro rata basis based upon a June 1 to May 31 year.

     Beginning in 2007, on the date of his or her re-election (or initial election following an appointment to the Board), each non-employee director shall receive, pursuant to the 2006 Plan, restricted shares of the Company’s common stock in an amount equal to $15,000 divided by the per share closing price of the Company’s common stock as quoted on The Nasdaq Global Market on the date of grant.
     Upon appointment as chair of the Audit Committee or Lead Director, a non-employee director shall receive a grant under the 2006 Plan of restricted shares of the Company’s common stock in an amount equal to $4,500 divided by the per share closing price of the Company’s common stock as quoted on The Nasdaq Global Market on the date of grant.
     On July 21, 2006, the Company’s Board approved the July 26, 2006 grant to each current non-employee director, pursuant to the 2006 Plan, of restricted shares of the Company’s common stock in an amount equal to $15,000 divided by the per share closing price of the Company’s common stock as quoted on The Nasdaq Global Market on July 26, 2006.
One-Time Restricted Stock Grants
     On July 21, 2006, the Company’s Board approved the July 26, 2006 grant to each of David B. Shepherd and Stephen J. DeNelsky, pursuant to the 2006 Plan, of restricted shares of the Company’s common stock in an amount equal to $4,500 divided by the per share closing price of the Company’s common stock as quoted on The Nasdaq Global Market on the date of grant.
     The above summary description of the non-employee director compensation plan is qualified in its entirety by reference to the non-employee director compensation plan attached hereto as Exhibit 10.1 and by this reference made a part hereof.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
The following exhibits relating to Item 1.01 shall be deemed to be furnished, and not filed:

10.1	Non-Employee Director Compensation Plan

10.2	Form of Incentive Stock Option Agreement under 2006 Stock Incentive Plan

10.3	Form of Nonqualified Stock Option Agreement under 2006 Stock Incentive Plan

10.4	Form of Restricted Stock Agreement for Employees under 2006 Stock Incentive Plan

10.5	Form of Restricted Stock Agreement for Non-Employee Directors under 2006 Stock Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICAS, INC.
By:	/s/ Stephen Hicks
	Name:	Stephen Hicks
	Title:	Vice President and General Counsel

Date: July 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Employee Director Compensation Plan

10.2	Form of Incentive Stock Option Agreement under 2006 Stock Incentive Plan

10.3	Form of Nonqualified Stock Option Agreement under 2006 Stock Incentive Plan

10.4	Form of Restricted Stock Agreement for Employees under 2006 Stock Incentive Plan

10.5	Form of Restricted Stock Agreement for Non-Employee Directors under 2006 Stock Incentive Plan